 <c

CERTIFICATE OF INCORPORATION

OF

CYPRUS KANAWHA CORPORATION

           1.     The name of the corporation is: Cyprus Kanawha Corporation

           2.     The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

           3.     The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

           4.     The total number of shares of stock which the corporation shall have authority to issue is one Thousand (1,000) and the par value of each of such shares is one Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

           5.     The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

Deborah J. Friedman	9100 East Mineral Circle Englewood, CO 80112

Kathleen J. Gormley	9100 East Mineral Circle Englewood, CO 80112

Kevin Loughrey	9100 East Mineral Circle Englewood, CO 80112

           6.     The name and mailing address of each person who is to serve as a director until the first annual meeting of stockholders or until their respective successors are elected and qualify are as follows:

NAME	MAILING ADDRESS

D. P. Bellum	9100 East Mineral Circle Englewood, CO 80112

Chester B. Stone, Jr	9100 East Mineral Circle Englewood, CO 80112

Kevin Loughrey	9100 East Mineral Circle Englewood, CO 80112

The powers of the incorporators shall terminate upon the filing of this certificate of incorporation.

           7.     The corporation is to have perpetual existence.

           8.     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the By?Laws of the corporation.

           9.     Elections of directors need not be by written ballot unless the By?Laws of the corporation shall so provide.

           Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By?Laws of the corporation.

           10.     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

           WE, THE UNDERSIGNED, being each of the incorporators herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 3rd day of February, 1989.

/s/ Deborah J. Friedman Deborah J. Friedman

/s/ Kathleen J. Gormley Kathleen J. Gormley

/s/ Kevin Loughrey Kevin Loughrey

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

CYPRUS KANAWHA CORPORATION

           It is hereby certified that:

           1.     The name of the Corporation (hereinafter called the "Corporation") is Cyprus Kanawha Corporation.

           2.     The Articles of Incorporation of the Corporation are hereby amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

                     "1.     The name of the corporation is: Kanawha Corporation."

           3.     The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

           4.     The effective date of the Amendment herein certified shall be the date of filing.

Signed and attested this the 29th day of June, 1998.

CYPRUS KANAWHA CORPORATION BY: Scott Dyer TITLE: Vice President